Oversea-Chinese Banking Corporation Limited
65 Chulia Street
OCBC Centre
Singapore 049513

Tel (65) 6318 7222
Fax (65) 6533 7955
www.ocbc.com

For Customer's Retention
OCBC Bank

PRIVATE AND CONFIDENTIAL

Our Ref: E/2012/051276/CP/KO/HFL

31 July 2012

Kong Hwee Iron Works & Construction Pte. Ltd.
7 Senoko South Road
Singapore 758071

Attn: Ms Sally Nge

Dear Sirs

CREDIT FACILITIES

We are pleased to set out the terms and conditions below upon which we would make available to you the facilities set out below (collectively "the Facilities" and each a "Facility"), for a total amount not to exceed at any one time S$14,400,000.

The availability of the Facilities is also subject to completion of legal documentation and based on the Standard Terms and Conditions Governing Banking Facilities.

1. LIMITS/QUANTUM

		Limit
1.1	Overdraft	S$3,000,000
1.2	Letters of Credit / Local Letters of Credit	S$3,200,000
	Within Letters of Credit / Local Letters of Credit limit, sublimit for:	
1.2.1	Trust Receipts	(S$3,200,000)
1.2.2	Shipping Guarantee/Airway Bills	(S$3,200,000)
1.2.3	Draft Loans (Purchase)	(S$3,200,000)
1.2.4	Draft Loans (Sales)	(S$3,200,000)
1.3	Banker's Guarantee (Maximum Tenor: 3 years. Maximum Claim Period: 3 months)	S$3,200,000
1.4	Foreign Exchange	S$5,000,000
	Total:	**S$14,400,000**

EB CDT

*Combined outstanding under 1.2 to 1.2.4 shall not exceed S$3,200,000 and/or individual sublimit at any one time.

2. PURPOSE

2.1	Overdraft	: For working capital requirements.
2.2	Letters of Credit/ Local Letters of Credit	: For establishing irrevocable sight and/or usance Letter of Credit up to 120 days or such other period as notified by the Bank to you
2.3	Trust Receipts	: For issuing Trust Receipt under our Letters of Credit and inward bills for collection up to 120 days.
2.4	Shipping Guarantee/Airway Bills	: For issuance of Shipping Guarantee under Letters of Credit and inward bills for collection.
2.5	Draft Loans (Purchase)	: For financing of invoices up to 120 days or such other period as notified by the Bank to you.
2.6	Draft Loans (Sales)	: For financing of invoices up to 60 days or such other period as notified by the Bank to you.
2.7	Foreign Exchange	: For forward contract including non-deliverable forward/currency options [and non-deliverable forward options/FX swaps up to 6 months.
2.8	Banker's Guarantee	: For the issuance of one or more Banker's Guarantees.

3. PRICING

3.1	Overdraft	: 0.50% p.a. over the Bank's prevailing prime lending rate calculated on daily balance with monthly rests.
3.2	Letters of Credit / Local Letters of Credit	: Commission at 1/12% per month, subject to a minimum 2 months, on the amount of the Letters of Credit.
3.3	Trust Receipts	: **FOR SINGAPORE DOLLARS** 0.50% p.a. over the Bank's prevailing prime lending rate.
3.4	Shipping Guarantee/Airway Bill	: As per the Bank's prevailing schedule of charges.

3.5 Draft Loans (Purchase) : **FOR SINGAPORE DOLLARS**

0.50% p.a. over the Bank's prevailing prime lending rate.

3.6 Draft Loans (Sales) : **FOR SINGAPORE DOLLARS**

0.50% p.a. over the Bank's prevailing prime lending rate.

3.7 Banker's Guarantee : Commission at 0.75% p.a.

The Bank's current prime lending rate is 5.00% p.a.

The rate(s) applicable to the relevant Facility shall hereinafter be referred to as the "Prescribed Rate". The Bank shall, at its absolute discretion at any time upon notification (but without your consent), be entitled to revise the Prescribed Rate, the periodic rests applicable to the relevant Facility, and the commission, fee or bank charges in respect of any of the Facilities granted to you. Such notification shall be conclusive and binding on you.

For the avoidance of doubt, the revised pricing and/or Prescribed Rate shall include among others, the aggregate of the margin, the Bank's cost of funds (from whatever source it reasonably selects) and any mandatory cost.

4. SECURITY/SUPPORT

The Facilities will be secured by the following in form and substance satisfactory to the Bank :-

4.1 Existing Open legal mortgage in favour of the Bank over the property at 7 Senoko South Road Singapore 758071 ("the Property") or, where applicable, deed of assignment and mortgage signed in escrow in respect of the Property.

4.2 Existing Charge of Cash and Security Agreement (First Party) dated 21/05/2007 over non-checking project account no 581-201118-001.

4.3 Existing Letter of Set-Off (First Party) dated 23/06/2008 for fixed deposits amounting to not less than S$141,680.

4.4 New Deed of Guarantee and Indemnity for S$14,400,000 from Nge Chwee Peng and Ng Lok Kai.

5. OVERDRAFT FACILITY

5.1 The Overdraft is subject to monthly or such other periodic interest servicing as the Bank may specify and is repayable on demand.

6. TRADE FACILITIES

Local Letters of Credit

6.1 You shall not make a request for Local Letters of Credit to be issued to a related corporation (as defined in the Companies Act) or your associate company or a corporation which is under the control of any of your directors, shareholders or employees, unless prior approval is obtained from the Bank.

Trust Receipts

6.2 Combined tenor for usance Letters of Credit and Trust Receipts Financing shall not exceed 120 days or such other period as notified by the Bank to you.

Draft Loans (Purchase)

6.3 Draft Loan (Purchase) shall be available against the presentation of the following:-

(a) Invoice from supplier acceptable to the Bank.

(b) Document(s) evidencing delivery/shipment of the underlying goods such as bill of lading or airway bill or cargo receipt or courier receipt or delivery order.

(c) Your written confirmation that you have not made any payment to the supplier relating to the underlying financed transaction and there is no double financing.

6.4 The proceeds drawn from Draft Loan (Purchase) shall be paid directly to the supplier.

6.5 You shall not make a request for Draft loan (Purchase) where the supplier is a related corporation (as defined in the Companies Act) or your associate company or the supplier is under the control of any of your directors, shareholders or employees, unless prior approval is obtained from the Bank.

6.6 Tenor of Draft Loan (Purchase) (including suppliers' credit) shall not exceed 120 days.

Draft Loans (Sales)

6.7 Draft Loan (Sales) shall be available against the presentation of the following:-

(a) Your invoice acceptable to the Bank.

(b) Document(s) evidencing delivery/shipment of the underlying goods such as bill of lading or airway bill or cargo receipt or courier receipt or delivery order.

(c) Your written confirmation that you have not received any payment from the buyer relating to the underlying financed transaction and you will pay the bank the same upon receipt of payment from the buyer and that there is no double financing.

6.8 Application of Draft Loan (Sales) proceeds shall be first applied against any outstanding import loans due within the next 5 working days. If there are no import loans coming due, the proceeds shall be credited to your current account maintained with the Bank.

6.9 Maximum basis of advance : up to 70% of uncertified progress claims amount or any amount which may be determined by the Bank from time to time.

6.10 Tenor of financing: up to 60 days from progressive claim date or any other period which may be determined by the Bank at its sole discretion.

6.11 You undertake that underlying project(s) financed partly or wholly via Draft Loan (Sales) and/or Trade facilities will not be assigned or contract proceeds or receivables not pledged to other financial institutions and/or banks.

6.12 You undertake to bank in proceeds pertaining to projects financed under Draft Loan (Sales) into your account maintained with the Bank.

6.13 You shall not make a request for Draft Loan (Sales) where the buyer is a related corporation (as defined in the Companies Act) or your associate company or the buyer is under the control of any of your directors, shareholders or employees, unless prior approval is obtained from the Bank.

Banker's Guarantee

6.14 The Banker's Guarantee shall be in format acceptable to the Bank.

Other Condition in relation to Trade Facilities

Notwithstanding anything to the contrary, the availability of any of the Trade Facilities stated above is subject to the absolute discretion of the Bank. As such, the Bank shall have the absolute discretion to reject your application for the Trade Facilities stated above and the Bank shall not be under any obligation whatever to render you any reason for its decision.

7. FOREIGN EXCHANGE FACILITIES

7.1 The Foreign Exchange Facility is subject to foreign exchange availability which is determined solely by the Bank. Before a forward contract is rolled over on maturity, you will cover the unrealised loss, if any. The Bank reserves the right to deliver funds only upon receipt of funds by the Bank. Unless otherwise governed by an ISDA Master Agreement entered or to be entered into between you and the Bank, all transactions under the Foreign Exchange Facility shall be subject to the Standard Terms and Conditions Governing Foreign Exchange Transactions.

8. CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITIES

Applications by you to use the Facilities will not be accepted by the Bank unless you comply with all the conditions/covenants set out in this Facility Letter and such other provisions as the Bank may determine from time to time, and upon:

8.1 receipt of the following (where applicable) in form and substance acceptable to the Bank, including but not limited to:-

(a) Copy of your Certificate of Incorporation and Memorandum and Articles of Association and that of the guarantors, mortgagors, third party depositors and any persons (other than you) providing security for the Facilities (collectively "the Surety"), certified as a true copy by a Director or the Company Secretary.

(b) Copy of your Board Resolutions and Shareholders' Resolutions (if required by the Bank) and that of the Surety, if a corporation, in the Bank's prescribed format and duly certified as a true copy by two Directors or a Director and the Company Secretary.

(c) All security and support documents containing such terms and conditions as the Bank may in its absolute discretion require duly executed and duly stamped (where applicable).

(d) Statement Containing Particulars of Charge in respect of the relevant security documents for filing with the Accounting and Corporate Regulatory Authority.

(e) All insurance policies and assignments required by the Bank.

(f) Without prejudice to the generality of the foregoing, adequate insurance for such purposes and for such amounts as the Bank shall deem fit from time to time taken out with OVERSEAS ASSURANCE CORPORATION LIMITED or such other insurance company acceptable to the Bank on terms and conditions acceptable to the Bank and assigned/endorsed in favour of the Bank as mortgagee and loss payee. All premium charges are to be borne by you and must be promptly paid. The policy(ies) and receipts for every premium paid in respect thereof shall be delivered and/or produced to the Bank without demand.

(g) All title deeds and documents relating to the Property and the title being in order.

(h) Evidence satisfactory to the Bank that the title to the Property is in order and that there are no defects, legal, structural or otherwise, in or affecting the Property and that the Property is acceptable to the Bank, in its absolute discretion, in all respects as security for the Facilities granted to you.

(i) Satisfactory replies to all title/legal requisitions relating to the Property and all other searches as may be applicable and required by the Bank in connection with the Facilities.

(j) Evidence satisfactory to the Bank that all stamp fees, goods and services tax, value added or other similar taxes or fees payable in respect of the purchase and/or mortgage of the Property have been fully paid or have been earmarked/set-aside in such manner as the Bank may, in its absolute discretion, deem fit.

(k) All security documents duly executed.

(l) Duly executed ISDA Master Agreement.

(m) Schedule to the Master Agreement.

(n) Risk Disclosure Statement.

(o) Board Resolutions authorising your entry into the ISDA Master Agreement and transact in swap and derivative transactions.

8.2 the following conditions being satisfied:-

(a) There is no material adverse change in your financial condition, operating environment, management or any other conditions which in the opinion of the Bank will materially affect your ability to perform your obligations under this Facility Letter.

(b) There exists no event of default as set out in the Bank's Standard Terms and Conditions Governing Banking Facilities or any other event which would, with the giving of notice or passing or lapse of time and/or a relevant determination, constitute an event of default.

(c) All representations and warranties contained in this Facility Letter and in the Bank's Standard Terms and Conditions Governing Banking Facilities have been complied with and would be correct in all respects if repeated on the date of advance, drawdown or availment of each of the Facilities by reference to the circumstances then existing.

(d) You shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its absolute discretion impose.

9. BREAKFUNDING COSTS

9.1 Any breakfunding costs incurred by the Bank, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Bank in its sole discretion) shall be borne by you and payable on the Bank's demand notwithstanding that the prepayment or full settlement before the maturity of the Facilities is requested by the Bank.

10. DEFAULT INTEREST

Default interest shall be payable at the rate of 4.75% p.a. over the Bank's prime lending rate prevailing from time to time for financing in Singapore Dollars or such other rates as may be determined by the Bank in its absolute discretion on the following:-

(a) any part of the Facilities that is not paid on due date or upon demand, as the case may be; and

(b) any utilisation in excess of the approved limit of the Facilities.

11. OTHER TERMS AND CONDITIONS

11.1 You shall observe and perform all terms, covenants, stipulations and conditions on your part to be performed and observed in relation to the Property, including without limitation, the terms, covenants, stipulations and conditions contained in the Building Agreement, Lease, Agreement for Lease and/or Sale and Purchase Agreement in respect of the Property.

11.2 Documentation

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation is not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

11.3 Application

Each application by you to use the Facilities in whole of in part shall be a request by you to the Bank to extend financing on the terms set out or referred to in this Facility Letter. No commitment by the Bank to extend financing shall arise until any application by you is accepted by the Bank either expressly or by the Bank extending financing to you.

You shall, unless otherwise agreed to by the Bank, maintain at least one operating account with the Bank for the day-to-day operation of your business for so long as any sum remains owing under the Facilities. You agree that the volume of your transactions including FX spot, forward and derivative transactions and Interest Rate swap and derivative transactions with the Bank would reasonably correspond with the utilization of the Facilities as well as the level and nature of your business activities.

To the extent that the same are not inconsistent with the express terms herein, the Bank's Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

This Facility Letter when accepted will supersede the Bank's previous Facility Letters to you.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 14 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facilities by you shall be deemed as your acceptance of all terms and conditions as stated.

If you have any queries, please do not hesitate to contact Karin Ong at 6530 4196 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully
for **OVERSEA-CHINESE BANKING CORPORATION LIMITED**

Karin Ong
Relationship Manager
Enterprise Banking

Jane Khoo
Business Head
Enterprise Banking

We hereby accept the Facilities on the terms and conditions contained in this Facility Letter and in the Bank's Standard Terms and Conditions Governing Banking Facilities (OCBC Legal / May 2005).

We confirm that there is no change in our Memorandum and Articles of Association.

We request the bank to debit our account no ____________________ for payment for all instalments, costs and charges relating to the facility.

For and on behalf of **Kong Hwee Iron Works & Construction Pte. Ltd.**
Name of Authorised Signatory(ies):
Date:

Oversea-Chinese Banking Corporation Limited
65 Chulia Street
OCBC Centre
Singapore 049513
Tel (65) 6318 7222
Fax (65) 6533 7955
www.ocbc.com

For Customer's Retention
OCBC Bank

OCBC Bank

PRIVATE AND CONFIDENTIAL

Our Ref: E/2013/062477/CP/CO/HFL

25 October 2013

Kong Hwee Iron Works & Construction Pte. Ltd.
7 Senoko South Road
Singapore 758071

Attn: Ms Sally Nge

Dear Sirs

REVISION OF CREDIT FACILITIES

We refer to our previous Facility Letter dated 31/07/2012, duly accepted by you.

We are pleased to inform you that the Bank is agreeable to accede to your request to release the property at 7 Senoko South Road Singapore 758071. Upon the successful completion of the redemption, your credit facilities (collectively "the Facilities") with us shall be revised subject to the following terms and conditions and the Bank's Standard Terms and Conditions Governing Banking Facilities:-

1. LIMITS/QUANTUM

		Limit
1.1	Overdraft	S$ 500,000
1.2	Letters of Credit / Local Letters of Credit	S$3,200,000
	Within Letters of Credit / Local Letters of Credit limit, sublimit for:	
1.2.1	Trust Receipts	(S$3,200,000)
1.2.2	Shipping Guarantee/Airway Bills	(S$3,200,000)
1.2.3	Draft Loans (Purchase)	(S$3,200,000)
1.2.4	Draft Loans (Sales)	(S$3,200,000)
1.2.5	Banker's Guarantee (Maximum Tenor: 3 years. Maximum Claim Period: 3 months)	(S$3,200,000)
1.3	Foreign Exchange	S$5,000,000
	Total:	**S$8,700,000**

*Combined outstanding under 1.2 to 1.2.5 shall not exceed S$3,200,000 and/or individual sublimit at any one time.

EB CDT

Please be advised that clause 4 of the above Facility Letter shall be amended and replaced as follows :-

4. SECURITY/SUPPORT

The Facilities will be secured by the following in form and substance satisfactory to the Bank :-

4.1 New Charge of Cash and Security Agreement (First Party) for fixed deposits amounting to not less than S$150,000. The current balance of your fixed deposits with the Bank is to be topped up to S$150,000 by 20/06/2014.

4.2 New Deed of Guarantee and Indemnity for S$4,250,000 from Nge Chwee Peng and Ng Lok Kai.

Documentation

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation is not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

You shall, unless otherwise agreed to by the Bank, maintain at least one operating account with the Bank for the day-to-day operation of your business for so long as any sum remains owing under the Facilities. You agree that the volume of your transactions including FX spot, forward and derivative transactions and Interest Rate swap and derivative transactions with the Bank would reasonably correspond with the utilization of the Facilities as well as the level and nature of your business activities.

To the extent that the same are not inconsistent with the express terms herein, the Bank's Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

Save for the above, all other terms and conditions as enumerated in our previous Facility Letters shall continue to apply so long as they are not inconsistent with this Facility Letter. In the event of any inconsistencies, the term and conditions enumerated in this Facility Letter shall prevail.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 14 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter together with a certified copy of your Board Resolution(s) in the form attached. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facilities by you shall be deemed as your acceptance of all terms and conditions as stated.

If you have any queries, please do not hesitate to contact Corinne Ong at 6722 2874 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully
for **OVERSEA-CHINESE BANKING CORPORATION LIMITED**

....	....
Corinne Ong	Jane Khoo
Relationship Manager	Business Head
Enterprise Banking	Enterprise Banking

We hereby accept the Facilities on the terms and conditions contained in this Facility Letter and in the Bank's Standard Terms and Conditions Governing Banking Facilities (OCBC Legal / May 2005).

We confirm that there is no change in our Memorandum and Articles of Association.

....

For and on behalf of **Kong Hwee Iron Works & Construction Pte. Ltd.**
Name of Authorised Signatory(ies):
Date:

OCBC Bank

Oversea-Chinese Banking Corporation Limited
65 Chulia Street OCBC Centre Singapore 049513
Co.Reg No.: 193200032W

PRIVATE AND CONFIDENTIAL

To be returned to bank
OCBC Bank

Our Ref: S/2021/135908/CR&email17112021/CO/LL

19 November 2021

KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD.
7 Senoko South Road
Singapore 758071

Attn: Ms. Sally Nge

Dear Sir(s)/Mdm

REVISION OF TERMS AND CONDITIONS OF CREDIT FACILITIES

We refer to all previous Facility Letters duly accepted by you.

Please be advised that Clauses 2.2, 2.3, 2.5, 3.3, 3.5, 3.6, 6.2, 6.6 and 10 of the Facility Letter dated 31/07/2012 shall be amended and replaced as follows:-

2. PURPOSE

2.2 Letters of Credit / Local Letters of Credit : For establishing irrevocable sight and/or usance Letters of Credit up to 150 days or such other period as notified by the Bank to you.

2.3 Trust Receipts : For issuing Trust Receipts under our Letters of Credit and inward bills for collection up to 150 days.

2.5 Draft Loans (Purchase) : For financing of invoices up to 150 days or such other period as notified by the Bank to you.

3. PRICING

3.3 Trust Receipts : **FOR SINGAPORE DOLLARS**

2.30% p.a. over the Bank's prevailing Cost of Funds as determined by the Bank.

3.5 Draft Loans (Purchase) : **FOR SINGAPORE DOLLARS**

2.30% p.a. over the Bank's prevailing Cost of Funds as determined by the Bank.

3.6 Draft Loans (Sales) : **FOR SINGAPORE DOLLARS**

2.30% p.a. over the Bank's prevailing Cost of Funds as determined by the Bank.

The Bank's current prime lending rate is 5.00% p.a.

The rate(s) applicable to the relevant Facility shall hereinafter be referred to as the "**Prescribed Rate**". The Bank shall, at its absolute discretion at any time upon notification (but without your consent), be entitled to revise the Prescribed Rate, the periodic rests applicable to the relevant Facility, and the commission, fee or bank charges in respect of any of the Facilities granted to you. Such notification shall be conclusive and binding on you.

For the purpose of this Facility Letter, "**Cost of Funds**" means in relation to any period the rate payable by the Bank for the cost of borrowing in the currency of the relevant Facility for such period in respect of the relevant amount and (i) in the case of borrowing in Singapore Dollars, it means in relation to any period the rate payable by the Bank for the cost of borrowing in Singapore Dollars for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by the Monetary Authority of Singapore ("MAS") or such other authorities having jurisdiction over banks in Singapore and (ii) in the case of borrowing in foreign currencies, it means in relation to any period the rate payable by the Bank for the costs of borrowing such foreign currencies for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by MAS or such other authorities having jurisdiction over banks in Singapore.

For the avoidance of doubt, the revised pricing and/or Prescribed Rate shall include among others, the aggregate of the margin, the Bank's Cost of Funds (from whatever source it reasonably selects) and any mandatory cost.

6. <u>TRADE FACILITIES</u>

Trust Receipts

6.2 Combined tenor for usance Letters of Credit and Trust Receipts Financing shall not exceed 150 days or such other period as notified by the Bank to you.

Draft Loans (Purchase)

6.6 Tenor of Draft Loans (Purchase) (including suppliers' credit) shall not exceed 150 days.

10. <u>DEFAULT INTEREST</u>

10.1 Default interest shall be payable at the rate of 4.75% p.a. over the Bank's prime lending rate/Cost of Funds prevailing from time to time for financing in Singapore Dollars or such other rates as may be determined by the Bank in its absolute discretion on the following:-

(a) any part of the Facilities that is not paid on due date or upon demand, as the case may be; and

(b) any utilisation in excess of the approved limit of the Facilities.

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation is not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

To the extent that the same are not inconsistent with the express terms herein, the Bank's Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

Save for the above, all other terms and conditions as enumerated in our previous Facility Letters shall continue to apply so long as they are not inconsistent with this Facility Letter. In the event of any inconsistencies, the term and conditions enumerated in this Facility Letter shall prevail

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 14 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facilities by you shall be deemed as your acceptance of all terms and conditions as stated.

If you have any queries, please do not hesitate to contact Corinne Ong Pei Pei at 6722 2874 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully
for **OVERSEA-CHINESE BANKING CORPORATION LIMITED**

Corinne Ong Pei Pei	Lee Phei Teng
Associate Director	Executive Director
Real Estate & Construction	Real Estate & Construction
Global Enterprise Banking	Global Enterprise Banking

Oversea-Chinese Banking Corporation Limited
65 Chulia Street OCBC Centre Singapore 049513
Co.Reg No.: 193200032W

We hereby accept the Facilities on the terms and conditions contained in this Facility Letter and in the Bank's Standard Terms and Conditions Governing Banking Facilities.

We confirm there is no change to our Memorandum and Articles of Association.

We hereby authorise the Bank to debit all interest payable, costs, charges, monthly payment instalments and fees including processing fees and insurance premium, if any, from our Current Account No: 618586101001 or any other account which we have or may have with the Bank.

....

For and on behalf of **KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD.**
Name of Authorised Signatory(ies):
Date:

CONFIRMATION AND CONSENT

I/We, Nge Chwee Peng and Ng Lok Kai, hereby acknowledge and consent to the contents of this Facility Letter dated 19 November 2021.

I/We further confirm that my/our liabilities and obligations to the Bank under the Deed of Guarantee and Indemnity dated 25/10/2013 remain valid and binding, are unaffected and continue notwithstanding anything in this Facility Letter.

Signed by:

Name: Nge Chwee Peng
NRIC/ Passport No:
Date: 24/11/2021

Signed by:

Name: Ng Lok Kai
NRIC/ Passport No:
Date: 24/11/2021